UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2011

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

    On April 1, 2011, Titan Tire Corporation, a subsidiary of Titan International, Inc. (Titan or the Company) closed on its acquisition of The Goodyear Tire & Rubber Company’s Latin American farm tire business for approximately $98.6 million U.S. dollars, subject to post-closing conditions and adjustments, for the Latin American business.  The transaction includes Goodyear’s Sao Paulo, Brazil manufacturing plant, property, equipment and inventories and a licensing agreement that will allow Titan to sell Goodyear-brand farm tires in Latin America and North America.  The Company funded the acquisition with cash on hand.  See press release dated April 1, 2011.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements

Financial statements of the business acquired will be filed by amendment to this current report on Form 8-K not later than 71 calendar days after the due date of this current report.

(b)	Pro forma financial information

Required pro forma financial information will be filed by amendment to this current report on Form 8-K not later than 71 calendar days after the due date of this current report.

(d)	Exhibits

99
Titan International, Inc.’s press release dated April 1, 2011, regarding Titan Tire Corporation, a subsidiary of Titan International, Inc., closing on purchase of The Goodyear Tire & Rubber Company’s Latin American farm tire business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	April 1, 2011	By:	/s/ Paul G. Reitz
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99
Titan International, Inc.’s press release dated April 1, 2011, regarding Titan Tire Corporation, a subsidiary of Titan International, Inc., closing on purchase of The Goodyear Tire & Rubber Company’s Latin American farm tire business.